Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lori Bolton and Erika Kumar, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Matrix Ventures, Inc. for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Matrix Ventures, Inc.

Dated: February 8, 2007

/s/ Lori Bolton

Lori Bolton, President and CEO

(Principal Executive Officer)

/s/ Erika Kumar

Erika Kumar

Secretary, Treasurer and CFO

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Matrix Ventures, Inc. and will be retained by Matrix Ventures, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1059765.1